                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to The SCPIE Holdings Inc. Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 22, 1999, with respect to the consolidated financial statements and schedule of SCPIE Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP


Los Angeles, California
November 16, 1999